Exhibit 5.1

August 20, 2020

MTBC, Inc.

7 Clyde Road

Somerset, New Jersey 08873

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to MTBC, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement. The Registration Statement covers the resale by the holders thereof of up to 4,250,000 shares (the “Warrant Shares”) of the Company’s common stock issuable upon the exercise of certain outstanding warrants (the “Warrants”) and 960,000 shares of the Company’s 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Shares”; collectively, with the Warrant Shares, the “Shares”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined the Registration Statement together with the exhibits thereto and the documents incorporated by reference therein. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Warrant Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the prospectus contained therein; (v) that the Preferred Shares will be sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the prospectus contained therein; (vi) there are sufficient shares of the Company’s common stock authorized under the Company’s charter documents and not otherwise reserved for issuance; (vii) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; and (viii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

MTBC/ Form S-1 Registration Statement	Page 2 of 2
August 20, 2020

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that:

1.	The Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants and in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

2.	The Preferred Shares are validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on this opinion) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

SONG P.C.

/s/ David S. Song
David S. Song, Esq.